Exhibit 10.13

Summary of 2009 Compensation for Non-employee Directors

Each non-employee director (“Outside Director”) receives a fee of $15,000 for each quarterly meeting of the Board of Directors which the Outside Director attends in person. An Outside Director may be paid such fee for attending a quarterly board meeting via telephonic conference call if the Outside Director has good reason for the Outside Director’s failure to attend such meeting in person as determined by the Chairman of the Board, but such payment is limited to one occurrence in any given fiscal year. Each Outside Director who is a member of the Audit Committee also receives a fee of $6,000 for each quarterly meeting of such committee which the Outside Director attends in person. Each Outside Director who is a member of the Compensation Committee also receives a fee of $3,000, which is paid quarterly, provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the Outside Director must have served on the Compensation Committee on the last day of such fiscal quarter. Each Outside Director may receive fees up to $12,000 in any fiscal quarter for additional services delegated by the Board of Directors to such Outside Director in the Outside Director’s capacity as a member of the Audit Committee, the Compensation Committee, the Board of Directors or any other committees of the Board of Directors, provided that any such fee paid with respect to a particular service must be approved by the Board of Directors following the completion of such service by the Outside Director.

Each Outside Director is reimbursed for all reasonable out-of-pocket expenses incurred by him or her in attending meetings of the Board of Directors and any committee thereof and otherwise in performing his or her duties as an Outside Director, subject to compliance with our standard documentation policies regarding reimbursement of business expenses. From time to time, the Board of Directors may hold meetings and other related activities in various locations for which the Company’s payment of the expenses of Outside Directors and their guests may be deemed compensation to Outside Directors (“Meeting Activities”). In addition, the Company may hold, host or otherwise arrange parties, outings or other similar entertainment events for which the Company’s payment of the expenses of Outside Directors and their guests may be deemed compensation to Outside Directors (“Entertainment Events”).

The Company is so authorized to make available, from time to time, tickets to sporting, charity, dining, entertainment or similar events as well as use of corporate suites, club memberships or similar facilities that the company may acquire (“Corporate Development Programs”), for personal use by Company personnel to the extent a Corporate Development Program is not at such time being used exclusively by the Company for business purposes. Eligible personnel include members of the Board of Directors of the Company, executive officers of the Company, and other employees of the Company and its subsidiaries. Any such personal use may be deemed compensation to such persons.

The Company has adopted a policy authorizing the Company to make available, from time to time, any designated vehicle that the Company owns or may acquire (“Designated Vehicles”) for personal use by eligible Company personnel, to the extent the Designated Vehicle is not at such time being used exclusively by the Company for business purposes. Eligible personnel include the Chief Executive Officer and any employees and members of the Company’s Board of Directors authorized by the Chief Executive Officer to use Designated Vehicles. Any such personal use may be deemed compensation to such persons.

Further, the Company is authorized to acquire the services of one or more drivers for vehicles other than a Company vehicle (such services, “Alternative Car Services”) for personal use by eligible Company personnel. Eligible personnel include the Chief Executive Officer and any employees and members of the Company’s Board of Directors authorized by the Chief Executive Officer to use Alternative Car Services. Any such personal use may be deemed compensation to such persons. The Company has established a policy that the aggregate compensation to all Company personnel as a result of use of Alternative Car Services, together with all associated tax gross-up payments, may not exceed $100,000 in any fiscal year.

To the extent that participation in Meeting Activities or Entertainment Events or personal use of Corporate Development Programs, Designated Vehicles or Alternative Car Services is deemed compensation to an Outside Director, the Company pays to (or withholds and pays to the appropriate taxing authority on behalf of) such Outside Director a “tax gross-up” in cash, which would approximate the amount of the individual’s (i) federal and state income and payroll taxes on the taxable income associated with such participation or personal use plus (ii) federal and state income and payroll taxes on the taxes that the individual may incur as a result of the payment of taxes by the Company, subject to the aggregate amount limitations described above, if applicable.